UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2014

EverBank Financial Corp

(Exact name of registrant as specified in its charter)

Delaware	001-35533	52-2024090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Riverside Ave., Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)

904-281-6000
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))- 4 -

EXPLANATORY NOTE

Pursuant to Item 5.07(d) of Form 8-K, EverBank Financial Corp (the “Company”) is filing this Amendment No.1 to its Form 8-K originally filed on May 27, 2014 that reported the voting results from the Annual Meeting held on May 22, 2014, solely for the purpose of disclosing the Company's Board of Directors' decision on the frequency of future advisory votes on executive compensation. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the original Form 8-K filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported on the Company's Current Report on Form 8-K filed on May 27, 2014, at the Company's Annual Meeting of Stockholders, held on May 22, 2014 (the "Annual Meeting"), the Company’s stockholders voted on, among other matters, an advisory (non-binding) proposal on the frequency of future advisory "say-on-pay” votes at annual stockholder meetings (the “Say-on-Frequency Vote”). Say-on-pay votes are periodic advisory stockholder votes to approve the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statements.

As previously disclosed in the original Form 8-K, the stockholders voted at the Annual Meeting to hold future advisory votes on executive compensation every year, in accordance with the recommendation of the Company’s Board of Directors. Based on the results of the Say-on-Frequency Vote and the previous recommendation of the Board, the Board has determined that it will include an advisory vote on executive compensation in the Company’s proxy materials every year, until such time as another advisory vote on the frequency of such non-binding advisory votes on executive compensation is held, in accordance with Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EverBank Financial Corp

	By:	/s/ Thomas A. Hajda
Name: Thomas A. Hajda
Title: Executive Vice President, General Counsel and Secretary
Dated: August 29, 2014